UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2023

ASTRONOVA, INC.

(Exact name of registrant as specified in its charter)

Rhode Island	0-13200	05-0318215
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 East Greenwich Avenue
West Warwick, RI 02893
(Address of principal executive offices) (Zip Code)

(401) 828-4000

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.05 Par Value	ALOT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.

On July 26, 2023, we adopted a restructuring plan for our Product Identification segment.  As part of the restructuring plan, we will transition a portion of the printer manufacturing within our Product Identification segment from our facilities in Asia and West Warwick, Rhode Island to our Astro Machine, Inc. facility located in Elk Grove Village, Illinois. In addition, we will cease selling certain of our older, lower-margin or low volume Product Identification segment products. As part of the restructuring plan, we also intend to consolidate certain of our international Product Identification sales and distribution facilities and to streamline our channel partner network. In addition, we have made targeted reductions to our workforce. We expect to substantially complete this plan during our fiscal year 2024.

As a result of the adoption and implementation of our Product Identification segment restructuring plan, in the second quarter of our fiscal year 2024 we expect to record pre-tax restructuring and other charges of approximately $3.2 million, comprised primarily of non-cash charges of approximately $1.7 million related to inventory write-offs related to product curtailment and discontinuation, and cash charges of approximately $1.5 million consisting of $0.8 million related to severance and related costs, approximately $0.6 million related to the voluntary retrofit of customer printers caused by an ink supplier’s quality problem, and $0.1 million related to lease terminations. We expect that approximately $3.0 million of these expenses will be recognized in the second quarter of our fiscal year 2024. We also expect to incur additional charges of approximately $0.2 million for related costs during the third quarter of fiscal year 2024 and thereafter, which will be expensed as incurred.

A copy of the press release containing the announcement of our restructuring plan for our Product Identification segment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This current report on Form 8-K contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which involve risks and uncertainties. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning our anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not realize the anticipated benefits of our Product Identification segment restructuring plan, (ii) the risk that we may not be able to realize the expected synergies from our acquisition of Astro Machine, (iii) the risk that apparent improvements in the Aerospace and Defense sectors may not continue and (iv) those factors set forth in our Annual Report on Form 10-K for the fiscal year ended January 31, 2023 and subsequent filings we make with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this current report on Form 8-K.

Item 9.01	Financial Statement and Exhibits.

(d)          Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated August 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRONOVA, INC.

Dated: August 1, 2023	By:	/s/ David S. Smith
David S. Smith
Vice President, Chief Financial Officer and Treasurer

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